Exhibit 1
CHINA UNICOM LIMITED (Stock Code: 762)
(Incorporated in Hong Kong with limited liability under Companies Ordinance)
Announcement
Poll Results at Annual General Meeting
The Board of Directors (the “Board”) of China Unicom Limited (the “Company’) is pleased to announce the shareholders of the Company passed by way of poll all ordinary resolutions proposed at the Annual General Meeting (the “AGM”) of the Company held on 16 May 2008. The poll results are as follows:

No. of Votes (%)
	Resolutions	For	Against
1.	To receive and consider the financial statements and the Reports of the Directors and of the Independent Auditors for the year ended 31 December 2007.	12,085,542,794 (99.8437%)	18,920,707 (0.1563%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

2.	To declare a final dividend of RMB0.20 (equivalent to HK$0.22311) per share for the year ended 31 December 2007.	12,257,842,745 (99.9971%)	355,506 (0.0029%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

3.	(a) To re-elect
	(i) Mr. Tong Jilu as a Director;	12,218,218,149 (99.8455%)	18,909,124 (0.1545%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

	(ii) Ms. Li Zhengmao as a Director;	12,218,170,489 (99.8451%)	18,959,384 (0.1549%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

	(iii) Mr. Li Gang as a Director;	12,212,779,539 (99.8011%)	24,344,484 (0.1989%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

	(iv) Mr. Miao Jianhua as a Director;	11,746,034,661 (95.9641%)	493,998,782 (4.0359%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

	(v) Mr. Lee Suk Hwan as a Director; and	12,222,355,699 (99.8464%)	18,797,344 (0.1536%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

No. of Votes (%)
	Resolutions	For	Against
	(vi) Mr. Cheung Wing Lam, Linus, as a Director;	12,234,930,140 (99.9491%)	6,229,253 (0.0509%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

	(b) To authorize the Board of Directors to fix remuneration of the Directors for the year ending 31 December 2008.	12,257,000,945 (99.9930%)	861,466 (0.0070%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

4.	To re-appoint Messrs. PricewaterhouseCoopers as auditors, and to authorize the Board of Directors to fix their remuneration for the year ending 31 December 2008.	12,257,618,231 (99.9951%)	595,330 (0.0049%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

5.	To grant a general mandate to the Directors to repurchase shares in the Company not exceeding 10% of the aggregate nominal amount of the existing issued share capital.	12,249,839,965 (99.9524%)	5,839,266 (0.0476%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

6.	To grant a general mandate to the Directors to issue, allot and deal with additional shares in the Company not exceeding 20% of the aggregate nominal amount of the existing issued share capital.	11,086,776,924 (92.5937%)	886,798,297 (7.4063%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

7.	To extend the general mandate granted to the Directors to issue, allot and deal with shares by the number of shares repurchased.	11,127,501,415 (93.0712%)	828,403,703 (6.9288%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
As at the date of the AGM, the number of issued shares of the Company was 13,657,723,945 shares, which was the total number of shares entitling the holders to attend and vote for or against the resolutions proposed at the AGM. There were no restrictions on any shareholders casting votes on any of the resolutions at the AGM.
The scrutineer for the vote-taking at the AGM was Hong Kong Registrars Limited, the share registrar of the Company.
As at the date of this announcement, the Board of Directors of the Company comprises:

Executive directors:	Chang Xiaobing, Shang Bing, Tong Jilu, Yang Xiaowei, Li Zhengmao, Li Gang, Zhang Junan and Miao Jianhua
Non-executive directors:	Lu Jianguo and Lee Suk Hwan
Independent non-executive directors:	Wu Jinglian, Shan Weijian, Cheung Wing Lam, Linus, and Wong Wai Ming

By Order of the Board
China Unicom Limited
Chu Ka Yee
Company Secretary
Hong Kong, 16 May 2008

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